ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate to Accompany Restated Articles

(PURSUANT TO NRS)

Filed in the office of	Document Number 20080236097-27
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 04/04/2008 8:00 AM
	Entity Number C19154-1997

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles of Incorporation

(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)

(This form is also to be used to accompany Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

FIRST GROWTH INVESTORS, INC.

2. The articles are being ☐ **Restated** or ☒ **Amended and Restated** (check only one). **Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.**

3. Indicate what changes have been made by checking the appropriate box.*

☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on ______ The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☒ The entity name has been amended.

☐ The resident agent has been changed. (attach Certificate of Acceptance from new resident agent)

☐ The purpose of the entity has been amended.

☐ The authorized shares have been amended.

☒ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☒ Articles have been added.

☐ Articles have been deleted.

☒ Other. The articles or certificate have been amended as follows (provide article numbers, if available):

ARTICLE XII REVERSE SPLIT. Effective April 4, 2008, the Corporation effectuated a 14.70596492 to 1 reverse stock split which reduced the shares of common stock outstanding on that date from 228,571,416 to 15,542,769 shares but did not reduce the authorized shares of the Corporation's common stock.

* This form is to accompany Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles or certificates

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
FIRST GROWTH INVESTORS, INC.
(hereby changed to Yuhe International, Inc.)

First Growth Investors, Inc. (hereinafter referred to as the "Corporation"), a corporation organized and existing under and by virtue of the laws of the State of Nevada, does hereby certify as follows:

1. The current name of the Corporation is Yuhe International, Inc.

2. The original Articles of Incorporation of the Corporation were filed in the office of the Secretary of the State on September 9, 1997.

3. These Amended and Restated Articles of Incorporation have been duly approved by the Unanimous Written Consent of the Board of Directors of First Growth Investors, Inc. dated March 20, 2008, and by the Majority Written Consent of the Shareholders of First Growth Investors, Inc., dated March 20, 2008, in accordance with the Nevada Revised Statutes.

4. The provisions of the Articles of Incorporation of the Corporation as heretofore amended and/or supplemented are hereby restated, integrated and further amended to read in its entirely as follows:

ARTICLE I
NAME

The name of the corporation is Yuhe International, Inc. (hereinafter, the "Corporation")

ARTICLE II
DURATION

The duration of the corporation is perpetual.

ARTICLE III
PURPOSES

The purpose or purposes for which this corporation is organized are:

(a) To engage in any lawful acts, activities and pursuits for which a corporation may be organized under Nevada law. Also, to acquire, develop, explore and otherwise deal in and with all kinds of real and personal property and all related activities, for any and all lawful purposes.

(b) To acquire by purchase, exchange, gift, bequest, subscription, or otherwise; and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange, or otherwise

dispose of or deal in or with its own corporate securities or stock or other securities including, without limitations, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts or other instruments representing rights or interest therein on any property or assets created or issued by any person, firm, associate, or corporation, or instrumentalities thereof; to make payment therefore in any lawful manner or to issue in exchange therefor its unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder of any securities, any and all rights, powers, and privileges in respect thereof.

(c) To do each and everything necessary, suitable, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may, at any time, appear conducive to or expedient for the protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do in any part of the world as principals, agents, partners, trustees, or otherwise, either alone or in conjunction with any other person, association, or corporation.

(d) The foregoing clauses shall be construed both as purposes and powers and shall not be held to limit or restrict in any manner the general powers of the corporation, and the enjoyment and exercise thereof, as conferred by the laws of the State of Nevada; and it is the intention that the purposes and powers specified in each of the paragraphs of the Article III shall be regarded as independent purposes and powers.

ARTICLE IV
STOCK

The aggregate number of shares which this Corporation shall have authority to issue is 500,000,000 shares of Common Stock having a par value of $.001 per share and 1,000,000 shares of Preferred Stock having a par value of $.001 per share. All Common Stock of the Corporation shall be of the same class, and shall have the same rights and preferences. The Corporation shall have authority to issue the shares of Preferred Stock in one or more series with such rights, preferences and designations as determined by the Board of Directors of the Corporation. Fully-paid stock of this Corporation shall not be liable to any further call or assessment.

ARTICLE V
AMENDMENT

These Articles of Incorporation may be amended by the affirmative vote of "a majority" of the shares entitled to vote on each such amendment.

ARTICLE VI
STOCKHOLDERS RIGHTS

The authorized but unissued stock of this Corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall

determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this Corporation.

ARTICLE VII
INITIAL OFFICE AND RESIDENT AGENT

Bill Watts
6908 Hawaiian Sky Court
Las Vega, NV 89131

ARTICLE VIII
DIRECTORS

The directors are hereby given the authority to do any act on behalf of the Corporation by law and in each instance where the Nevada Business Corporation Act provides that the directors may act in certain instances where the Articles of Incorporation authorize such action by the directors, the directors are hereby given authority to act in such instances without specifically numerating such potential action or instance herein.

The directors are specifically given the authority to mortgage or pledge any or all assets of the business without stockholders' approval.

The number of directors constituting the Board of Directors of this corporation is one. The name and address of the person who is to serve as sole director until the annual meeting of stockholders or until any successor(s) are elected and qualify, is :

Name	Address
Gao Zhentao	Yuhe International, Inc. 301 Hailong Street, Hanting District Weifang, Shandong Province, People's Republic of China

The name and address of each incorporator is:

Name	Address
Gao Zhentao	Yuhe International, Inc. 301 Hailong Street, Hanting District Weifang, Shandong Province, People's Republic of China

ARTICLE IX
DIRECTORS—TRANSACTIONS BETWEEN CORPORATIONS

No contract or other transaction between this corporation and any one or more of its directors or officers or any other corporation, firm, association, or entity in which one or more of its directors or officers are financially interested, shall be either void or voidable because of such relationship or interest, or because such person is present at the meeting of the Board of Directors, or a committee thereof, which authorizes , approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose if (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction in good faith by vote or consent sufficient for the purpose without counting the votes or consents of such interested director; or (b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent, (c) the fact of the common directorship, office or financial interest is not disclosed or known to the director or officer at the time the transaction is brought before the Board of Directors of the corporation for action; or (d) the contract or transaction is fair and reasonable to the corporation at the time it is approved.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves, or ratifies such contract or transaction.

ARTICLE XI
LIABILITY OF DIRECTORS AND OFFICERS

No director or officer shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law, (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of NRS.

The provisions hereof shall not apply to or have any effect on the liability or alleged liability of any officer or director of the Corporation for or with respect to any acts or omissions of such person occurring prior to such amendment.

ARTICLE XII
REVERSE SPLIT

Effective April 4, 2008, the Corporation effectuated a 14.70596492 to 1 reverse stock split which reduced the shares of common stock outstanding on that date from 228,571,416 to 15,542,769 shares but did not reduce the authorized shares of the Corporation's common stock.

Under penalties of perjury, I declare that these Articles of Incorporation have been examined by me and are, to the best of my knowledge and belief true, correct and complete.

The undersigned has signed these Amended and Restated Articles of Incorporation as of this 2nd day of April, 2008

Gao Zhentao, Director and Incorporator